IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:	Chapter 11
HEXION HOLDINGS LLC, et al.,[1]	:	Case No. 19-10684 (KG)
Debtors.	:	(Jointly Administered)
	:	Ref. Docket No. 446 & 833

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF HEXION HOLDINGS LLC AND ITS DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The above-captioned debtors and debtors-in-possession (collectively, the "Debtors") having:

a. commenced, on April 1, 2019 (the "Petition Date"), these chapter 11 cases (collectively, the "Chapter 11 Cases") by filing voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Court") for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code");

b. continued to operate their businesses and manage their properties as debtors in possession pursuant to section 1107(a) and 1108 of the Bankruptcy Code;

c. filed, on April 24, 2019, the Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 194] and the Disclosure Statement for Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Affiliated Debtors [Docket No. 195];

[1] The Debtors in these cases, along with the last four digits of each Debtor's federal tax identification number, are Hexion Holdings LLC (6842); Hexion LLC (8090); Hexion Inc. (1250); Lawter International Inc. (0818); Hexion CI Holding Company (China) LLC (7441); Hexion Nimbus Inc. (4409); Hexion Nimbus Asset Holdings LLC (4409); Hexion Deer Park LLC (8302); Hexion VAD LLC (6340); Hexion 2 U.S. Finance Corp. (2643); Hexion HSM Holdings LLC (7131); Hexion Investments Inc. (0359); Hexion International Inc. (3048); North American Sugar Industries Incorporated (9735); Cuban-American Mercantile Corporation (9734); The West India Company (2288); NL Coop Holdings LLC (0696); and Hexion Nova Scotia Finance ULC (N/A). The address of the Debtors' corporate headquarters is 180 East Broad Street, Columbus, Ohio 43215.

d. filed, on May 16, 2019, the First Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 417]; e. filed, on May 22, 2019, the Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 438]; f. obtained, on May 22, 2019, entry of the Order (A) Approving the Disclosure Statement, (B) Establishing the Voting Record Date, Voting Deadline and Other Dates, (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Plan, (D) Approving the Manner and Forms of Notice and Other Related Documents, (E) Approving Notice and Procedures for the Assumption of Executory Contracts and Unexpired Leases, (F) Shortening Notice with respect to Certain Plan-Related Deadlines, (G) Approving the Rights Offering Procedures, and (H) Granting Related Relief [Docket No. 441] (the “Disclosure Statement Order”), that (a) approved the Disclosure Statement as having adequate information, as required under section 1125(a) of the Bankruptcy Code, (b) authorized the Debtors to solicit votes with regard to the acceptance or rejection of the Plan, (c) approved the Debtors’ supplemental disclosures and related notices, forms, and ballots to be submitted to parties in interest in connection with the modifications set forth in the Disclosure Statement (collectively, the “Solicitation Packages”) and the Debtors’ voting procedures (the “Voting Procedures”), (d) approved the procedures for the assumption of executory contracts and unexpired leases, (e) authorized the Debtors to conduct the Rights Offering, and (f) approved the procedures for the Rights Offering; g. filed, on May 23, 2019, the solicitation version of the Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 446] (including all exhibits and supplements thereto, and as modified or amended from time to time, including as reflected at [Docket No. 833], the “Plan”);2 h. filed, on May 23, 2019, the solicitation version of the Disclosure Statement for Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket 2 Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan. The rules of interpretation set forth in Section I.B of the Plan shall apply to these Findings of Fact, Conclusions of Law, and Order Confirming Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (this “Confirmation Order”). In addition, in accordance with Section I.B of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules (each as hereinafter defined), shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. If there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. 2

No. 447] (as may be amended, supplemented, or modified from time to time, and including all exhibits and supplements thereto, the “Disclosure Statement”); i. caused, on or prior to May 24, 2019 (the “Solicitation Date”), solicitation materials and notice of the deadline for objecting to confirmation of the Plan to be distributed consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Disclosure Statement Order, as evidenced by, among other things, the Affidavit of Service [Docket No. 567] and the Affidavit of Service [Docket No. 709] (collectively, the “Solicitation Affidavits”) filed by Omni Management Group, Inc. (“Omni”), the Debtors’ Court-approved balloting agent, on June 7, 2019 and June 12, 2019, respectively; j. caused, on or prior to May 30, 2019, the Notice to Contract and Lease Counterparties of (a) Proposed Confirmation of Chapter 11 Plan, (b) Proposed Assumption of Executory Contracts and Unexpired Leases, (c) Proposed Cure Amounts, and (d) Non-Voting Status [Docket No. 482] (as amended, modified, or supplement, including pursuant to the Supplement Notice of Possible Assumption of Executory Contracts and Unexpired Leases and Proposed Cure Amounts [Docket No. 614], the “Contract/Lease Notice”) to be distributed to counterparties to the Debtors’ executory contracts and unexpired leases, as evidenced by, among other things, the Affidavit of Service [Docket No. 762] (the “Contract/Lease Affidavit”) filed by Omni on June 17, 2019; k. caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published in the national edition of USA Today and The Wall Street Journal on May 28, 2019, as evidenced by, among other things, the Affidavit of Service of Publication [Docket No. 468] (the “Publication Affidavit”) filed by Omni on May 29, 2019; l. filed, on June 20, 2019, the Declaration of Brian Osborne Regarding Analysis of Ballots for Accepting or Rejecting the Debtor’s Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 848] (the “Voting Report”); m. filed, on June 20, 2019, the Declaration of George F. Knight in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 821] (the “Knight Declaration”); n. filed, on June 20, 2019, the Declaration of Randall S. Eisenberg in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 831] (the “Eisenberg Declaration”); o. filed, on June 20, 2019, the Declaration of Zul Jamal in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 822] (the “Jamal Declaration”); and 3

p. filed, on June 20, 2019, the Debtors’ Memorandum of Law in Support of Confirmation of the Debtors’ First Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 818] (the “Confirmation Brief’). This Court having: i. set June 24, 2019 at 10:00 a.m. (Eastern Daylight Time), as the date and time for the commencement of the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code; ii. reviewed the Plan, the Disclosure Statement, the Knight Declaration, the Eisenberg Declaration, the Jamal Declaration, the Confirmation Brief, the Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding confirmation of the Plan (“Confirmation”), including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases; iii. held the Confirmation Hearing and heard the statements, arguments, and objections made by counsel in respect of Confirmation; iv. considered all oral representations, documents, filings, and evidence regarding Confirmation; v. overruled all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn, except as expressly provided herein; and vi. taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases, all evidence proffered or adduced, and all arguments made at the hearings held before the Court during the pendency of the Chapter 11 Cases. NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing including, but not limited to, the Voting Report, the Knight Declaration, the Eisenberg Declaration, and the Jamal Declaration, each of which was admitted into evidence at the Confirmation Hearing, establish just cause for the relief granted in this Confirmation Order; and 4 after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, conclusions of law, and order:3 I. FINDINGS OF FACT AND CONCLUSIONS OF LAW. A. JURISDICTION, CORE PROCEEDING, APPLICABLE LAW. 1. The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and the Bankruptcy Court may enter a final order in connection with this proceeding in accordance with Article III of the United States Constitution. The Debtors were and are qualified to be debtors in chapter 11 cases under section 109(a) and (d) of the Bankruptcy Code. B. VENUE. 2. Venue in the District of Delaware of the Chapter 11 Cases was proper as of the Petition Date and continues to be proper pursuant to 28 U.S.C. §§ 1408 and 1409. C. COMMENCEMENT AND JOINT ADMINISTRATION OF THE CHAPTER 11 CASES. 3. On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On April 2, 2019, the Court entered an order [Docket No. 87] authorizing the joint administration and procedural consolidation of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors 3 This Confirmation Order constitutes the Bankruptcy Court’s findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact. 5 in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee or examiner has been made in the Chapter 11 Cases. D. JUDICIAL NOTICE. 4. The Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation) the docket of the Chapter 11 Cases maintained by the Clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the Chapter 11 Cases. E. PLAN SUPPLEMENT. 5. On June 10, 2019, the Debtors filed the Notice of Filing of Plan Supplement Pursuant to Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 613] (as further supplemented, the “Plan Supplement”).4 The Plan Supplement complies and is consistent with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents were good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. All Holders of Claims who voted to accept the Plan and who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified and 4 On June 14, 2019, the Debtors filed the First Supplement to Plan Supplement for Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 754], and on June 19, 2019, the Debtors filed the Second Supplement to Plan Supplement for Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 816]. 6

supplemented by the Plan Supplement. Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date subject to compliance with the Bankruptcy Code and the Bankruptcy Rules, provided that no such alteration, amendment, update, or modification shall be inconsistent with the terms of this Order or the terms of the Plan. F. FINANCING ORDERS. 6. On April 2, 2019, the Court entered the Interim Order Under 11 U.S.C §§ 105, 361, 362, 363(c), 363(d), 364(c), 364(d), 364(e) and 507 and Bankruptcy Rules 2002, 4001 and 9014 (i) Authorizing the Debtors to Obtain Postpetition Financing, (ii) Authorizing the Debtors to Use Cash Collateral, (iii) Granting Adequate Protection to Prepetition Secured Lenders and (iv) Scheduling a Final Hearing Pursuant to Bankruptcy Rules 4001(b) and 4001(c) [Docket No. 103]. On May 1, 2019, the Court entered the Final Order under 11 U.S.C §§ 105, 361, 362, 363(c), 363(d), 364(c), 364(d), 364(e) and 507 and Bankruptcy Rules 2002, 4001 and 9014 (i) Authorizing the Debtors to Obtain Postpetition Financing, (ii) Authorizing the Debtors to Use Cash Collateral, and (iii) Granting Adequate Protection to Prepetition Secured Lenders [Docket No. 294] (the “Final DIP Order”). G. DISCLOSURE STATEMENT ORDER. 7. On May 22, 2019, the Court entered the Disclosure Statement Order, which, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017; (b) approved the Voting Procedures; (c) approved the Solicitation Packages; (d) set June 19, 2019, at 5:00 p.m. (prevailing Eastern time), as the deadline for voting to accept or reject the Plan (the “Voting Deadline”) and June 17, 2019, at 5:00 p.m. (prevailing Eastern time) as the deadline for objecting to the Plan (the “Plan Objection Deadline”); (e) approved the Rights Offering 7

Procedures; and (f) set June 24, 2019, at 10:00 a.m. (prevailing Eastern time) as the date and time for the Confirmation Hearing. H. TRANSMITTAL AND MAILING OF MATERIALS; NOTICE. 8. As evidenced by the Solicitation Affidavits, the Publication Affidavit, and the Voting Report, due, adequate, and sufficient notice of entry of the Disclosure Statement Order, the Plan, and notice of the assumptions of executory contracts and unexpired leases to be assumed by the Debtors (such executory contracts and unexpired leases, the “Assumed Contracts”) and related cure amounts and the procedures for objecting thereto and resolution of disputes by the Court thereof has been given to, as applicable: (a) all known Holders of Claims or Interests; (b) parties that requested notice in accordance with Bankruptcy Rule 2002; (c) all non-Debtor counterparties to executory contracts and unexpired leases; and (d) all taxing authorities listed on the Debtors’ Schedules or the claims register in the Chapter 11 Cases; each in substantial compliance with the Disclosure Statement Order and Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), and no other or further notice is or shall be required. Due, adequate, and sufficient notice of the Voting Deadline, the Contract Objection Deadline, the Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any other applicable dates and hearings described in the Disclosure Statement Order was given in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required. I. SOLICITATION. 9. The Debtors solicited votes for acceptance and rejection of the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to sections 1125, 1126, and all other applicable sections of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Disclosure Statement Order, and all other applicable rules, laws, and regulations. All procedures 8 used to distribute Ballots to the applicable Holders of Claims and to tabulate the Ballots were fair and reasonable and conducted in good faith and in accordance with the Disclosure Statement Order and the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules for the United States Bankruptcy Court for the District of Delaware, and all other applicable rules, laws, and regulations. Each of (a) the Consenting Noteholders, (b) the Consenting Sponsors, (c) the Equity Backstop Parties, (d) the Debt Backstop Parties, (e) the First Lien Notes Indenture Trustees, (f) the Junior Notes Indenture Trustees; (g) the DIP Agents, (h) the DIP Arrangers, (i) the DIP Lenders, (j) the Committee and its current and former members, (k) the New Debt Agents, (l) the New Debt Arrangers, (m) the New Lenders, (n) the First Lien ABL Agent, (o) the First Lien ABL Lenders, (p) the New Noteholders, (q) the New Notes Trustee, (r) with respect to each of the foregoing parties in clauses (a) through (q), of such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, principals, members, employees, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, managed accounts or funds, fund advisors, management companies, financial advisors, investment advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, and such Entities’ respective heirs, executors, estate, and nominees, and (s) the other Released Parties acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective conduct relating to the solicitation of acceptances of the Plan and the other activities described in section 1125 of the Bankruptcy Code. Accordingly, the 9

Released Parties are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article IX.D of the Plan. J. VOTING REPORT 10. Prior to the Confirmation Hearing, the Debtors filed the Voting Report. As set forth in the Voting Report, the procedures used to tabulate the ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations. 11. As set forth in the Plan, Holders of Claims in Classes 2 and 3 (the “Voting Classes”) for each of the Debtors were eligible to vote on the Plan pursuant to the Solicitation Procedures. In addition, Holders of Claims and Interests in Classes 1 and 4 are Unimpaired and conclusively presumed to have accepted the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Claims and Interests in Classes 6 and 7 either are Unimpaired, in which case they are conclusively deemed to have accepted the Plan, or Impaired, in which case they are conclusively deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan. Holders of Claims and Equity Interests in Classes 5 and 8 (together with Holders of Claims in Class 6 and 7, to the extent Impaired under the Plan, the “Deemed Rejecting Classes”) are Impaired under the Plan, are entitled to no recovery under the Plan, and are therefore conclusively deemed to have rejected the Plan. 12. As evidenced by the Voting Report, each of the two Voting Classes voted to accept the Plan for each Debtor. K. BANKRUPTCY RULE 3016 13. The Plan is dated and identifies the Debtors as the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). 10

L. BURDEN OF PROOF 14. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence. M. MODIFICATIONS TO THE PLAN 15. The modifications made to the Plan between solicitation and the Confirmation Date as set forth in this Confirmation Order (collectively, the “Modifications”) constitute technical changes or do not materially and adversely affect or change the treatment of any Claims against, or Interests in, the Debtors and comply in all respects with section 1127 of the Bankruptcy Code. Accordingly, pursuant to Bankruptcy Rule 3019, (a) no other or further disclosure with respect to the Modifications is required under section 1125 of the Bankruptcy Code and (b) neither resolicitation of votes on the Plan nor affording Holders of Claims and Interests in the Voting Classes the opportunity to change a previously cast Ballot is required under section 1126 of the Bankruptcy Code. N. COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE 16. The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(l) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code. 1. Sections 1122 and 1123(a)(1)-(4) - Classification and Treatment of Claims and Interests. 17. Pursuant to sections 1122(a) and 1123(a)(l) of the Bankruptcy Code, Article III of the Plan designates Classes of Claims and Interests, other than for Administrative Claims, DIP 11

Facility Claims, Priority Tax Claims, and Other Priority Claims.5 As required by section 1122(a), each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. The Plan contains eight Classes of Claims and Interests, designated as Classes 1 through 8. Such classification is proper under section 1122(a) of the Bankruptcy Code, because such Classes of Claims and Interests have differing rights among each other and against the Debtors’ assets or differing interests in the Debtors. Pursuant to section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan specifies all Classes of Claims and Interests that are not Impaired under the Plan and specifies all Classes of Claims and Interests that are Impaired under the Plan. Pursuant to section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies the treatment of all Claims and Interests under the Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the Holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest. The Plan therefore complies with sections 1122 and 1123(a)(1)-(4) of the Bankruptcy Code. 2. Section 1123(a)(5) - Adequate Means for Implementation of the Plan. 18. Article IV and various other provisions of the Plan provide adequate means for the Plan’s implementation. Those provisions relate to, among other things: (a) the good faith compromise and settlement of Claims, Interests, and controversies relating thereto, including the Consenting Sponsor Claim Settlement; (b) authority to effectuate the Restructuring Transactions; (c) sources of consideration for distributions under the Plan; (d) execution of and entry into the 5 Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Facility Claims, Priority Tax Claims, and Other Priority Claims are not required to be classified. Articles II.A, II.B, II.C, and II.D of the Plan describe the treatment under the Plan of Administrative Claims, DIP Facility Claims, Priority Tax Claims, and Other Priority Claims, respectively. 12

New Debt Documentation and the Settlement Note; (e) execution of and entry into the New Warrant Agreement; (f) treatment of Equity Interests in subsidiary Debtors; (g) issuance of the New Common Equity and New Warrants; (h) cancellation of notes, instruments and Equity Interests; (i) execution of and entry into the Registration Rights Agreement; (j) payment of certain fees and expenses; (k) authority to undertake corporate actions necessary to effectuate the Plan; (l) appointment of officers and directors of the Reorganized Debtors; (m) consideration by the New Board of the Management Incentive Plan; (n) continuation of the Debtors’ existing collective bargaining agreements, employee contracts, and employee benefit plans; (o) continuation of all of the Debtors’ pension plans; and (p) rejection, assumption, or assumption and assignment of executory contracts and unexpired leases. Moreover, the Debtors will have, on the Effective Date, sufficient Cash to make all payments required under the Plan on the Effective Date. The Plan therefore complies with section 1123(a)(5) of the Bankruptcy Code. 3. Section 1123(a)(6) - Prohibition Against the Issuance of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities. 19. As set forth in the Plan Supplement, the charter of each Debtor that is a corporation will, upon effectiveness of the New Organizational Documents on the Effective Date, prohibit the issuance of non-voting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code, thereby satisfying section 1123(a)(6) of the Bankruptcy Code. 4. Section 1123(a)(7) - Selection of Directors and Officers in a Manner Consistent with the Interest of Creditors and Equity Security Holders and Public Policy. 20. The identities of the members of the New Board are set forth in the Plan Supplement. The selection of the New Board, as set forth in Article IV.N of the Plan and in the New Organizational Documents, is consistent with the interests of Holders of Claims and 13

Interests and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. 5. Section 1123(b)(1)-(2) - Impairment of Claims and Interests and Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases. 21. In accordance with section 1123(b)(l) of the Bankruptcy Code, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article V of the Plan provides that, as of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Cost, all Executory Contracts and Unexpired Leases of the Debtors shall be deemed assumed, subject to Article V.E of the Plan, except any Executory Contract or Unexpired Lease that: (a) is identified on the Rejected Executory Contract/Unexpired Lease List; (b) is the subject of a separate motion or notice to reject pending on the Effective Date; or (c) previously expired or terminated pursuant to its own terms (disregarding any terms the effect of which is invalidated by the Bankruptcy Code). 22. The Debtors have provided notice to each non-Debtor counterparty to each Executory Contract and Unexpired Lease of the treatment of such non-Debtor counterparty’s contract(s) pursuant to the Plan and, with respect to executory contracts and unexpired leases being assumed under the Plan, the proposed Cure Cost for such contracts and leases. The Debtors, in assuming the Assumed Contracts under the Plan, (a) utilized their sound business judgment, (b) provided adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) and no further adequate assurance is or shall be required, and (c) complied with section 365 of the Bankruptcy Code, as contemplated by section 1123(b)(2) of the Bankruptcy Code. The Plan is, therefore, consistent with section 1123(b)(1)- (2) of the Bankruptcy Code. 14

6. Section 1123(b)(3) - Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action. 23. Compromise and Settlement. In consideration for (a) the distributions, releases, and other benefits provided under the Plan, and (b) the support of the Committee, Consenting Noteholders, and Consenting Sponsors, upon the Effective Date, and subject to the provisions of Article III.C of the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies relating to any Allowed Claim or Interest or any distribution to be made on account thereof or otherwise resolved under the Plan. Such compromise and settlement is fair, equitable, and reasonable and in the best interests of the Debtors and their Estates. 24. In accordance with the provisions of the Plan, including, without limitation, Article IV.P of the Plan, on and after the Effective Date, the Reorganized Debtors shall retain and may enforce, sue on, settle, compromise, otherwise resolve, discontinue, abandon, or dismiss all retained Causes of Actions, without any further notice to or action, order, or approval of the Court. 25. Subordinated Claims. The classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. All subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made under the Plan, shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, distributions under the Plan to Holders of Allowed Claims shall not be subject to payment of a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights. 15

26. Releases by the Debtors. The releases set forth in Article IX.B of the Plan (collectively, the “Debtor Release”) constitute an essential and critical provision of the Plan and formed an integral part of the agreement among all parties in interest embodied in the Plan, as demonstrated by, among other things, the terms of the Restructuring Support Agreement. The Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, is: (a) within the jurisdiction of the Bankruptcy Court pursuant to 28 U.S.C. § 1334; (b) in exchange for the good and valuable consideration provided by the Released Parties; (c) a good faith settlement and compromise of the Claims released by such releases; (d) in the best interests of the Debtors and their creditors; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; (g) appropriately narrow in scope given that it expressly excludes any Causes of Action arising from acts of actual fraud or willful misconduct; and (h) a bar to any of the Debtors or their Estates asserting any Claim or Cause of Action released pursuant to such releases. 27. The Debtor Release appropriately offers protection to parties that constructively participated in the Debtors’ restructuring efforts. Such protections from liability facilitated the participation of many of the Debtors’ stakeholders in the negotiations and compromises that led to the Plan. 28. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan, the Debtor Release is approved. 29. Third-Party Release. The releases set forth in Article IX.C of the Plan (collectively, the “Third-Party Release”) constitute an essential and critical provision of the 16

Plan and formed an integral part of the agreement among all parties in interest embodied in the Plan, as demonstrated by, among other things, the terms of the Restructuring Support Agreement. The Third-Party Release is: (a) consensual on the part of the Releasing Parties; (b) within the jurisdiction of the Bankruptcy Court pursuant to 28 U.S.C. § 1334; (c) in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by such releases; (e) in the best interests of the Debtors and their creditors; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; (h) appropriately narrow in scope given that it expressly excludes any Causes of Action arising from acts of actual fraud or willful misconduct; and (i) subject to Article III.C of the Plan, a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to such releases. 30. Like the Debtor Release, the Third-Party Release and its protections were necessary inducements to the participation of many of the Debtors’ stakeholders in the negotiations and compromises that led to the Plan and the structure for the Debtors’ reorganization. Specifically, the Released Parties, individually and collectively, made significant contributions to the Chapter 11 Cases, including entering into the Restructuring Support Agreement, providing funding for the Chapter 11 Cases, permitting use of their collateral during these Chapter 11 Cases, committing to backstop certain transactions contemplated by the Plan, and otherwise actively supporting the Debtors’ reorganization. The Third-Party Release therefore appropriately offers protection to parties who actively and constructively participated in and contributed to the Debtors’ restructuring and without whom the proposed restructuring contemplated by the Plan could not have been achieved. 17

31. The scope of the Third-Party Release in the Plan is appropriately tailored to the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Release and, to the extent provided under the Plan, the opportunity to opt out of or object to the Third-Party Release, as applicable. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates, the consensual nature of the Third- Party Release, and the critical nature of the Third-Party Release to the Plan, the Third Party Release is approved. 32. Exculpation. The exculpation provisions set forth in Article IX.D of the Plan (the “Exculpation”) are approved. The Exculpation is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good faith, arm’s length negotiations with key constituents, is a key element of the Restructuring Support Agreement and the Plan, and is appropriately limited in scope, as it will have no effect on the liability of any Person or Entity that results from any such act or omission that is determined by a Final Order to have constituted actual fraud, gross negligence, or willful misconduct. The Exculpated Parties have participated in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the securities pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. 33. Injunction. The injunctive provisions set forth in Article IX.E of the Plan (the “Injunction”) are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the Debtor Release, the Third-Party Release, and the Exculpation in Article IX of the 18

Plan. Such Injunction is appropriately tailored to achieve those purposes. Accordingly, the Injunction is approved. 34. Retained Causes of Action. The provisions regarding the retention of Causes of Action in the Plan, including Article IV.P of the Plan, are appropriate and are in the best interests of the Debtors, their respective Estates, and their creditors. The list of retained Causes of Actions filed as part of the Plan Supplement adequately specifies the retained Causes of Actions under the Plan. 35. In light of the foregoing, the Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. 7. Section 1123(b)(5) - Modification of the Rights of Holders of Claims. 36. Article III of the Plan modifies or leaves unaffected, as the case may be, the rights of Holders of each Class of Claims, and therefore, the Plan is consistent with section 1123(b)(5) of the Bankruptcy Code. 8. Section 1123(b)(6) - Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code. 37. The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (i) the provisions of Article IV of the Plan regarding the means for executing and implementing the Plan; (ii) the provisions of Article V of the Plan governing the treatment of Executory Contracts and Unexpired Leases; (iii) the provisions of Article VI of the Plan governing distributions on account of Allowed Claims, particularly as to the timing and calculation of amounts to be distributed; (iv) the provisions of Article IX.E of the Plan regarding the injunction with respect to Claims and interests treated under the Plan; (v) the provisions of Articles IX.B and IX.C of the Plan regarding the releases with respect to the Released Parties; and (vi) the provisions of Article X of 19 the Plan regarding retention of jurisdiction by the Bankruptcy Court over certain matters after the Effective Date. The Plan is therefore consistent with section 1123(b)(6) of the Bankruptcy Code. 9. Section 1129(a)(2) - Compliance with Applicable Provisions of the Bankruptcy Code. 38. The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted, and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and the Disclosure Statement Order. Consistent with Article IX.D of the Plan, the Debtors and their respective members, officers, directors, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers, or agents, as applicable, have acted in “good faith,” within the meaning of section 1125(e) of the Bankruptcy Code. The Plan therefore complies with section 1129(a)(2) of the Bankruptcy Code. 10. Section 1129(a)(3) - Proposal of the Plan in Good Faith. 39. The Debtors proposed the Plan (including the Plan Supplement and all other documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the formulation of the Plan. The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, and the record of the Confirmation Hearing. Based on the Disclosure Statement and the evidence presented at the Confirmation Hearing, the Bankruptcy Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of restructuring the 20

Debtors’ funded indebtedness, recapitalizing their businesses, and maximizing the returns available to creditors of the Debtors. Moreover, the Plan itself and the arms’ length negotiations among the Debtors, the Consenting Parties, and the Debtors’ other constituencies leading to the Plan’s formulation, as well as the overwhelming support of creditors for the Plan, provide independent evidence of the Debtors’ good faith in proposing the Plan. Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful reorganization. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied. 40. The Plan gives effect to many of the Debtors’ restructuring initiatives, including implementing a value maximizing restructuring transaction. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code and the Debtors (and all of their respective officers, managers, directors, agents, independent contractors, financial advisors, consultants, attorneys, employees, partners, Affiliates, and representatives) have been, are, and will continue to act in good faith within the meaning of sections 1125(e) and 1126(e) the Bankruptcy Code if they proceed to: (a) consummate the Plan and the Restructuring Transactions and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. 11. Section 1129(a)(4) - Bankruptcy Court Approval of Certain Payments as Reasonable. 41. Article II.A.2 of the Plan provides that all final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to 21 the Effective Date must be Filed no later than 45 days after the Effective Date and that the Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. Accordingly, subject to any other applicable order of the Bankruptcy Court, the Bankruptcy Court has reviewed or will review the reasonableness of the final fee applications under sections 328 and 330 of the Bankruptcy Code and any applicable case law. Thus, the Plan complies with section 1129(a)(4) of the Bankruptcy Code. 12. Section 1129(a)(5) - Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy. 42. The Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code because the Debtors have disclosed: (a) the identity of the members of the New Board; and (b) the nature and compensation for any insider who will be employed or retained by the Reorganized Debtors under section 101(31) of the Bankruptcy Code. The method of appointment of members of the New Board was consistent with the interests of Holders of Claims and Interests and public policy. The proposed officers and directors for the Reorganized Debtors are qualified, and their appointment to, or continuance in, such roles is consistent with the interests of Holders of Claims and Interests and with public policy. Accordingly, the Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code. 13. Section 1129(a)(6) - Approval of Rate Changes. 43. Section 1129(a)(6) of the Bankruptcy Code is inapplicable to the Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission. 22

14. Section 1129(a)(7) - Best Interests of Holders of Claims and Interests. 44. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, including the Eisenberg Declaration, the liquidation analysis attached to the Disclosure Statement as Exhibit H, and the facts and circumstances of the Chapter 11 Cases: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; and (d) establishes that Holders of Allowed Claims or Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. 15. Section 1129(a)(8) - Acceptance of Plan by Impaired Classes. 45. Classes 1 and 4, and Classes 6 and 7 (to the extent Unimpaired under the Plan), are each Classes of Unimpaired Claims or Interests that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. As set forth in the Voting Report, Classes 2 and 3 have voted to accept the Plan with respect to each Debtor in accordance with section 1126(c) of the Bankruptcy Code. The Deemed Rejecting Classes are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) of the Bankruptcy Code is not satisfied with respect to the Deemed Rejecting Classes, the Plan may nevertheless be confirmed because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to each such Class. 23

16. Section 1129(a)(9) - Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code. 46. Article II of the Plan provides for treatment of Administrative Claims, DIP Facility Claims, Priority Tax Claims, and Other Priority Claims, subject to certain bar date provisions consistent with Bankruptcy Rules 3002 and 3003, in the manner required by section 1129(a)(9) of the Bankruptcy Code. 17. Section 1129(a)(10) - Acceptance by at Least One Impaired Non-Insider Class. 47. As indicated in the Voting Report and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Interests that is Impaired under the Plan has voted to accept the Plan, disregarding any votes by insiders. Each of Class 2 and Class 3 is Impaired and has voted to accept the Plan, determined without including any acceptance of the Plan by an insider. The Plan therefore complies with section 1129(a)(10) of the Bankruptcy Code. 18. Section 1129(a)(11) - Feasibility of the Plan. 48. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence in support of the Plan that was proffered or adduced before and at the Confirmation Hearing, including the Eisenberg Declaration, and the financial projections attached to the Disclosure Statement as Exhibit G: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; (d) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan; and (e) establishes that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. 24

19. Section 1129(a)(12) - Payment of Bankruptcy Fees. 49. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XII.C of the Plan provides for the payment of all fees due and payable pursuant to 28 U.S.C. § 1930 by the Debtors or the Reorganized Debtors, as applicable. 20. Section 1129(a)(13) - Retiree Benefits 50. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Section 1129(a)(13) of the Bankruptcy Code requires a plan to provide for retiree benefits (as defined in section 1114 of the Bankruptcy Code) at levels established pursuant to section 1114 of the Bankruptcy Code. Article V.G of the Plan provides that the Reorganized Debtors shall honor all of the Debtors’ Compensation and Benefits Programs, including, without limitation, all retiree benefits programs (including, but not limited to, pension plans). Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code; provided, however, that nothing in this Confirmation Order will be construed to restrict or enlarge the Reorganized Debtors’ rights to modify any such retiree benefits (including health and welfare benefits) under applicable non-bankruptcy law; and provided, further, however, that nothing in the Plan or this Confirmation Order approves or authorizes the Debtors to make any payments or otherwise satisfy any Claims in violation of section 503(c) of the Bankruptcy Code. 21. Sections 1129(a)(14), (a)(15), and (a)(16) of the Bankruptcy Code are Inapplicable. 51. The Debtors are not (i) required to pay any domestic support obligations, (ii) individuals, or (iii) nonprofit corporations or trusts. Accordingly, sections 1129(a)(14) through (16) of the Bankruptcy Code are not applicable. 25

22. Section 1129(b) - Confirmation of the Plan Over the Non-Acceptance of Impaired Classes. 52. Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed despite the fact that the Deemed Rejecting Classes have not accepted the Plan because the Plan meets the “cramdown” requirements for confirmation under section 1129(b) of the Bankruptcy Code. Other than the requirement in section 1129(a)(8) of the Bankruptcy Code with respect to Deemed Rejecting Classes, all of the requirements of section 1129(a) of the Bankruptcy Code have been met. The Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes. No Class of Claims and Interests junior to any of the Deemed Rejecting Classes will receive or retain any property on account of their Claims and Interests, and no Class of Claims or Interests senior to the Deemed Rejecting Classes is receiving more than full payment on account of the Claims and Interests in such Class. The Plan therefore is fair and equitable, does not discriminate unfairly with respect to any of these Classes, and complies with section 1129(b) of the Bankruptcy Code. 23. Section 1129(c) - Only One Plan. 53. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan (including previous versions thereof) is the only chapter 11 plan filed in the Chapter 11 Cases. 24. Section 1129(d) - Purpose of Plan. 54. The primary purpose of the Plan is not avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933, 15 U.S.C. § 77e, and there has been no objection filed by any governmental unit asserting such avoidance. The Plan therefore complies with section 1129(d) of the Bankruptcy Code. 26

25. Satisfaction of Confirmation Requirements. 55. As set forth above, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code. O. GOOD FAITH PARTICIPATION 56. Based upon the record before the Bankruptcy Court, the Debtors, the Consenting Noteholders, Consenting Sponsors, the Committee, and their respective members, officers, directors, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers and agents have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the Chapter 11 Cases, and the negotiation and pursuit of confirmation of the Plan. Therefore, they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and by the releases and the exculpatory and injunctive provisions set forth in Article IX of the Plan. P. AGREEMENTS AND OTHER DOCUMENTS 57. The Debtors have disclosed all material facts, to the extent applicable, regarding: (a) the adoption of the New Organizational Documents or similar organizational documents; (b) the identity of the members of the New Board; (c) the method and manner of distributions under the Plan; (d) the issuance of New Common Equity and New Warrants; (e) the execution of and entry into the New Warrant Agreement, the Registration Rights Agreement, the New Debt Documentation, and the Settlement Note; (f) the execution and entry into the Transfer Agreement, (g) the adoption, execution, and implementation of the other matters provided for under the Plan, including those involving corporate or limited liability company (as applicable) action to be taken by or required of the Debtors or the Reorganized Debtors, as applicable, and including all actions contemplated by the Restructuring Transactions Memorandum; (h) all 27

compensation plans; (i) securities registration exemptions; (j) the exemption under section 1146(a) of the Bankruptcy Code; (k) the New Debt; and (l) the adoption, execution, and delivery of all contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing. Q. REJECTIONS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 58. Each rejection of an Executory Contract or Unexpired Lease pursuant to Article V of the Plan shall be legal, valid, and binding upon the applicable Debtor and all non-Debtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered prior to the Confirmation Date under section 365 of the Bankruptcy Code. R. NEW DEBT DOCUMENTATION 59. The New Debt Documentation, and the New ABL Credit Facility, the New Long- Term Debt, and the New Notes to which they relate, are, individually and collectively, essential elements of the Plan, and entry into the New Debt Documentation is in the best interests of the Debtors, their Estates, and the Holders of Claims and Equity Interests. The New Debt is necessary and appropriate for confirmation and consummation of the Plan and the operations of the Reorganized Debtors and is key to the feasibility of the Plan. The New Debt is the best financing alternative available to the Debtors, and the Debtors have exercised sound business judgment in determining to enter into the New Debt Documentation and have provided adequate notice thereof. The terms of the New Debt set forth in the Plan Supplement are fair and reasonable and have been negotiated in good faith and at arm’s length among the Debtors and the applicable New Debt Agents, New Debt Arrangers, and New Lenders, without the intent to hinder, delay, or defraud any creditor of the Debtors, and any credit extended and loans made or 28 deemed made to the Reorganized Debtors by the New Debt Agents, New Debt Arrangers, and New Lenders pursuant to the New Debt Documentation, and any fees paid thereunder, are deemed to have been extended, issued, and made or deemed made in good faith and for legitimate business purposes. The Reorganized Debtors’ entry into and the terms of the New Debt Documentation and the payment of fees and expenses in connection therewith are fair and reasonable, reflect the Debtors’ and Reorganized Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration. The terms and conditions of the New Debt are fair and reasonable and are approved. S. SETTLEMENT NOTE 60. The Settlement Note is an essential element of the Plan, and entry into the Settlement Note is in the best interests of the Debtors, their Estates, and the Holders of Claims and Equity Interests and is necessary and appropriate for consummation of the Plan. The Debtors have exercised sound business judgment in determining to enter into the Settlement Note and have provided adequate notice thereof. The Settlement Note has been negotiated in good faith and at arm’s length and is deemed to have been made in good faith and for legitimate business purposes. The terms and conditions of the Settlement Note are fair and reasonable and are approved. T. WARRANT AGREEMENT 61. The New Warrant Agreement and the New Warrants are essential elements of the Plan, and entry into the New Warrant Agreement is in the best interests of the Debtors and their Estates and necessary and appropriate for consummation of the Plan and the operations of the Reorganized Debtors. The Debtors have exercised sound business judgment in determining to enter into the New Warrant Agreement and have provided adequate notice thereof. The New 29

Warrant Agreement has been negotiated in good faith and at arm’s length and is deemed to have been made in good faith and for legitimate business purposes. The terms and conditions of the New Warrant Agreement are fair and reasonable and are approved. U. REGISTRATION RIGHTS AGREEMENT 62. The Registration Rights Agreement is an essential element of the Plan, and entry into the Registration Rights Agreement is in the best interests of the Debtors and their Estates and necessary and appropriate for consummation of the Plan and the operations of the Reorganized Debtors. The Debtors have exercised sound business judgment in determining to enter into the Registration Rights Agreement and have provided adequate notice thereof. The material terms of the Registration Rights Agreement have been negotiated in good faith and at arm’s length and are deemed to have been made in good faith and for legitimate business purposes. The terms and conditions of the Registration Rights Agreement set forth in the Plan Supplement are fair and reasonable and are approved. V. LIKELIHOOD OF SATISFACTION OF CONDITIONS PRECEDENT TO EFFECTIVE DATE 63. Without limiting or modifying the rights of the Debtors, the Committee, the Consenting Parties, and the DIP Agents under Article VIII.B of the Plan, each of the conditions precedent to the Effective Date, as set forth in Article VIII.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article VIII.B of the Plan. W. VALUATION 64. The valuation of the Reorganized Debtors set forth in the Disclosure Statement was prepared in accordance with standard and customary valuation principles and practices and is a fair and reasonable estimate of the value of the Reorganized Debtors’ businesses as a going 30 concern for purposes of distributions under the Plan and the settlements and compromises contemplated therein. X. IMPLEMENTATION 65. All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, and all other relevant and necessary documents (including, without limitation, the Equity and Asset Transfer Agreement, the New Organizational Documents, the New Warrant Agreement, the Registration Rights Agreement, the Settlement Note, the terms of the New Debt set forth in the Plan Supplement (including the incurrence of indebtedness, provision of guarantees, and granting of liens contemplated thereby)) have been negotiated in good faith and at arm’s length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements have been and are continuing to be negotiated in good faith, at arm’s length, are fair and reasonable, and are approved. The Debtors and Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order, or approval of this Court, to (a) finalize and execute and deliver all agreements, documents, instruments, and certificates relating thereto and perform their obligations thereunder in accordance with the Plan, (b) incur the indebtedness, provide the guarantees and grant the liens contemplated by the New Debt Documentation, and (c) incur the indebtedness contemplated by the Settlement Note. 31

II. ORDER BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, AND DECREED THAT: A. CONFIRMATION OF THE PLAN 66. The Plan, a copy of which is attached hereto as Exhibit A, along with each of its provisions (whether or not specifically approved herein) and all operative exhibits and schedules thereto, is confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, the Debtors reserve the right, in accordance with the Restructuring Support Agreement and subject to the Definitive Document Consent Rights, to alter, amend, update, or modify the Plan Supplement before the Effective Date in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. The terms of the Plan, the Plan Supplement, and the exhibits and schedules thereto are incorporated by reference into this Confirmation Order, and the provisions of the Plan and this Confirmation Order are non-severable and mutually dependent. Notwithstanding the foregoing, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. All objections and other responses to, and statements and comments regarding, the Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing are either (a) resolved or sustained on the terms set forth herein or (b) overruled. 67. The failure specifically to identify or refer to any particular provision of the Plan or any other agreement in this Confirmation Order shall not diminish or impair the effectiveness 32 of such provision, it being the intent of the Bankruptcy Court that the Plan and all other agreements approved by this Confirmation Order are approved in their entirety. B. BINDING NATURE OF PLAN TERMS 68. Notwithstanding any otherwise applicable law, from and after the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order, including the compromises, releases, waivers, discharges and injunctions described in Section I.N.6 above, shall be deemed binding upon (a) the Debtors, (b) any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are presumed to have accepted or deemed to have rejected the Plan), (c) any and all non-Debtor parties to Executory Contracts and Unexpired Leases with any of the Debtors, and (d) the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing, in each case subject to Article III.C of the Plan. C. PLAN CLASSIFICATION CONTROLLING 69. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes. 33

D. GENERAL SETTLEMENT OF CLAIMS 70. In consideration for (a) the Plan distributions, releases, and other benefits provided under the Plan, and (b) the support of the Committee and the Consenting Parties, upon the Effective Date (or such later date as provided in Article III.C of the Plan), the provisions of the Plan constitute a good faith compromise and settlement of all Claims and controversies relating to any Allowed Claim or Interest or any Plan distribution to be made on account thereof or otherwise resolved under the Plan, including the Consenting Sponsor Claim Settlement. The entry of this Confirmation Order constitutes the Court’s approval of the compromise and settlement of all such Claims and controversies, including the Consenting Sponsor Claim Settlement, as well as a finding by the Court that such compromise and settlement is fair, equitable, and reasonable and in the best interests of the Debtors and their Estates. All Plan distributions made in accordance with the Plan are intended to be, and shall be, final. E. VESTING OF ASSETS IN THE REORGANIZED DEBTORS; CONTINUED CORPORATE EXISTENCE 71. On the Effective Date, except as otherwise provided in the Plan or the New Debt Documentation and the Settlement Note, pursuant to sections 1141(b) and 1141(c) of the Bankruptcy Code, all property of the Estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests. Except as otherwise provided in the Plan or pursuant to actions taken in connection with, and permitted by, the Plan, each of the Debtors, as Reorganized Debtors, shall continue to exist on and after the Effective Date as a separate legal entity with all of the powers available to such legal entity under applicable law and pursuant to the applicable organizational documents, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable law. On and after the Effective Date, the Reorganized Debtors shall be authorized to operate 34 their respective businesses and to use, acquire, or dispose of assets, without supervision or approval by the Bankruptcy Court and free from any restrictions of the Bankruptcy Code or the Bankruptcy Rules. F. APPROVAL OF RESTRUCTURING TRANSACTIONS 72. The Debtors and the Reorganized Debtors, as applicable, are authorized to enter into the Restructuring Transactions, including, without limitation, as contemplated by the Restructuring Transactions Memorandum. In connection therewith, the Debtors and the Reorganized Debtors, as applicable, may, with the consent of the Required Consenting Noteholders (not to be unreasonably withheld) and the Consenting Sponsors (but, with respect to the Consenting Sponsors, only to the extent such actions (i) affect the release, exculpation, injunction, indemnification, or insurance provisions related to the Consenting Sponsors, (ii) adversely affect the rights or obligations of the Consenting Sponsors under the terms of the Plan, or (iii) relate to the Settlement Note) take other actions as may be necessary or appropriate to effect a corporate restructuring of their businesses, to otherwise simplify the overall corporate structure of the Debtors or Reorganized Debtors, or to organize certain of the Debtors or Reorganized Debtors under the laws of jurisdictions other than the laws of which such Debtors currently are organized, which restructuring may include one or more mergers, consolidations, dispositions, liquidations, or dissolutions as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Debtors vesting in one or more surviving, resulting, or acquiring Entities; provided, however, that nothing in this paragraph or elsewhere in the Confirmation Order or Plan shall modify or excuse the Debtors from complying with applicable limitations or restrictions contained in the New Debt Documentation or the Settlement Note. 35

73. The actions to implement the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or advisable, including making filings or recordings that may be required by law in connection with the Plan, in each case, whether or not contemplated by the Restructuring Transactions Memorandum. Each applicable federal, state, and local governmental agency or department may accept the filing of any such document. This Confirmation Order is declared to be in recordable form and may be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates, or other supporting documents. 74. In each case in which the surviving, resulting, or acquiring Entity in any Restructuring Transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring Entity shall perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, including (a) the obligations owed to the DIP Agents, the DIP Arrangers, the DIP Lenders, the New Debt Agents, New Debt Arrangers, and the New Lenders, (b) the obligations 36 owed under the Settlement Note, and (c) paying or otherwise satisfying the Allowed Claims to be paid or otherwise satisfied by such Reorganized Debtor; provided, that the foregoing shall not affect any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring Entity, which may provide that another Debtor or Reorganized Debtor shall perform such obligations. In all cases, implementation of any Restructuring Transaction shall not affect any performance obligations, distributions, discharges, exculpations, releases, or injunctions set forth in the Plan. G. DIP FACILITY CLAIMS 75. All DIP Facility Claims have been and shall be Allowed as provided for in the DIP Orders and the Plan. On the Effective Date, in exchange for the full and complete settlement, release, and discharge of such Claim (subject to paragraph 76 below), each Holder of a DIP Facility Claim shall receive indefeasible payment in full in Cash of the amount equal to the Allowed amount of such DIP Facility Claim (including, in the case of DIP Facility Claims arising under the DIP Term Loan Facility, by the repayment in Cash in full of the DIP Intercompany Loan by Hexion Inc. to Hexion International Holdings B.V. and the immediate repayment in Cash in full of the DIP Facility Claims arising under the DIP Term Loan Facility by Hexion International Holdings B.V.), and all commitments under the DIP Credit Agreements shall terminate. 76. All of the Debtors’ contingent and unliquidated obligations under the DIP Credit Agreements, including, without limitation, the DIP Agents’ and the DIP Lenders’ rights to indemnification from the Debtors, to the extent any such obligation has not been paid in Cash in full on the Effective Date, shall survive the Effective Date and shall not be released or discharged pursuant to the Plan or Confirmation Order, notwithstanding any provision hereof or thereof to the contrary. 37

H. ALLOWANCE OF CLAIMS IN CLASSES 2 AND 3 77. All First Lien Notes Claims and Junior Notes Claims shall be Allowed as provided for in Articles III.B.2 and III.B.3 of the Plan, respectively. I. ALLOWANCE OF UNIMPAIRED CLAIMS 78. All Unimpaired Claims shall be deemed Allowed Claims to the extent such Claims would be valid and enforceable under nonbankruptcy law, but subject to any applicable provisions of the Bankruptcy Code (including, without limitation, section 502(b) of the Bankruptcy Code). Notwithstanding anything herein or in the Plan to the contrary, no provision of the Plan or this Confirmation Order shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of any Holder of a General Unsecured Claim to receive payment on account of such Claim or have such Claim Allowed, liquidated, or determined by a court or tribunal of competent jurisdiction (which may include the Bankruptcy Court), subject, however, to any applicable limitations on the allowance of such Claims under the Bankruptcy Code and to the rights of the Debtors, Reorganized Debtors, or any party in interest to dispute or defend such Claim in accordance with applicable nonbankruptcy law as if the Chapter 11 Cases had not been commenced, and the Bankruptcy Court shall not retain exclusive jurisdiction over such disputes. 79. Except as otherwise provided in the Plan, Holders of Claims shall not be required to File a Proof of Claim, and no parties should File a Proof of Claim; provided that Holders of Administrative Claims and Claims on account of the Debtors’ rejection of any Executory Contracts or Unexpired Leases should file a Proof of Claim as provided by this Confirmation Order. Subject to the terms of the Plan, the Debtors shall reconcile all Unimpaired Claims in accordance with their books and records and in the ordinary course as if the Chapter 11 Cases had not been commenced. For the avoidance of doubt, upon the Effective Date of the Plan, 38

Causes of Action, including litigation claims, which are Unimpaired under the Plan, held by third parties or Holders of Claims against the Debtors pending as of the Petition Date, or subsequently asserted shall continue to be adjudicated by the court that exercised jurisdiction over such Causes of Action prior to the Petition Date or exercises jurisdiction thereafter, as if the Chapter 11 Cases had not been commenced. J. APPROVAL OF THE NEW DEBT 80. On the Effective Date, certain of the Reorganized Debtors shall enter into the New Debt, the terms of which will be set forth in the New Debt Documentation. Until the New Debt Documentation is finalized and executed, without further order or authorization of this Court, the Debtors, the Reorganized Debtors and their successors, subject to the Definitive Document Consent Rights, are authorized and empowered to further negotiate and make any and all modifications not inconsistent with the Plan to the New Debt Documentation in accordance with Article XI.A of the Plan. 81. This Confirmation Order shall constitute authorization for the Reorganized Debtors to finalize, execute, deliver, and perform under the New Debt Documentation, and those documents necessary or appropriate to consummate the transactions contemplated by the New Debt Documentation and obtain the financing contemplated thereby, including all transactions contemplated thereby, including any and all actions to be taken, undertakings to be made, and obligations to be incurred, fees and expenses paid, and indemnities to be provided, without further notice to or order of the Court, act, or action under applicable law, regulation, order, or rule (including, without limitation, the Bankruptcy Code and section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the applicable business organizations law or code of each other state in which the Reorganized Debtors are incorporated or organized) or vote, consent, authorization, or approval of any Person 39

(including, without limitation, creditors, stockholders, directors, members, or partners of the Debtors or the Reorganized Debtors), subject to such modifications as the Reorganized Debtors may deem to be necessary to consummate the transactions contemplated by the New Debt Documentation. Subject to the occurrence of the Effective Date, the New Debt Documentation shall constitute the legal, valid, and binding obligations of the Debtors and the Reorganized Debtors, as applicable, and shall be enforceable in accordance with their respective terms. 82. Each of the Reorganized Debtors, without any further action by the Court or any respective Reorganized Debtors’ officers, directors, or stockholders, is hereby authorized to enter into, and take such actions as necessary to perform under, or otherwise effectuate, the New Debt, the New Debt Documentation, as well as any notes, documents, or agreements in connection therewith, including, without limitation, any documents required in connection with the creation or perfection of Liens or other security interests in connection therewith. 83. On the Effective Date, the New ABL Credit Facility (including any letters of credit deemed issued thereunder) and the New Long-Term Debt, together with any new promissory notes evidencing the obligations of the Reorganized Debtors, and all other documents, instruments, mortgages, and agreements to be entered into, delivered, or confirmed thereunder, shall become effective, valid, binding, and enforceable in accordance with their terms, and each party thereto shall be bound thereby. 84. The liens contemplated by and related to the New Debt and related documents approved and are valid, binding, and enforceable liens on the collateral specified, and with the priorities set forth, in the relevant agreements executed by the Reorganized Debtors in connection with the incurrence of the New Debt. The guarantees, mortgages, pledges, liens, and other security interests granted pursuant to or in connection with the incurrence of the New Debt 40 are granted in good faith as an inducement to the lenders and other secured parties thereunder to extend credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, recharacterization, or subordination, and the priorities of such guarantees, mortgages, pledges, liens, and other security interests shall be as set forth in the applicable intercreditor agreement(s) and other definitive documentation executed in connection with the incurrence of the New Debt. 85. The Reorganized Debtors and the secured parties (and their designees and agents) under the New Debt Documentation are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to evidence, establish, and perfect such liens and security interests in connection with the New Debt under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. 86. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern any disputes arising or asserted under the New Debt Documentation or related collateral or other documents executed in connection with the incurrence of the New Debt or any liens, rights or remedies related thereto. K. APPROVAL OF THE SETTLEMENT NOTE 87. This Confirmation Order shall constitute (a) approval of the Settlement Note, and all transactions contemplated thereby, including any and all actions to be taken, undertakings to be made, and obligations to be incurred, fees and expenses paid, and indemnities to be provided by the Debtors or the Reorganized Debtors, as applicable, in connection therewith, and (b) authorization for the applicable Reorganized Debtors to finalize, execute, deliver, and perform 41 under the Settlement Note and those documents necessary or appropriate to consummate the transactions contemplated by the Settlement Note, without further notice to or order of the Court, act, or action under applicable law, regulation, order, or rule (including, without limitation, the Bankruptcy Code and section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the applicable business organizations law or code of each other state in which the Reorganized Debtors are incorporated or organized) or vote, consent, authorization, or approval of any Person (including, without limitation, creditors, stockholders, directors, members, or partners of the Debtors or the Reorganized Debtors), subject to such modifications as the Reorganized Debtors may deem to be necessary to consummate the transactions contemplated by the Settlement Note. Subject to the occurrence of the Effective Date, the Settlement Note shall constitute the legal, valid, and binding obligations of the issuer thereof and shall be enforceable in accordance with its terms. L. CANCELLATION OF NOTES, INSTRUMENTS, AND EQUITY INTERESTS 88. Except for the purpose of evidencing a right to a Plan distribution and except as otherwise set forth in the Plan, on the Effective Date, all agreements, instruments, and other documents evidencing, related to, or connected with any Claim or Interest and any rights of any Holder in respect thereof, shall be deemed cancelled, discharged, and of no force or effect. Holders of or parties to such cancelled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, including for the avoidance of doubt rights under any negative pledge clauses, except the rights provided for pursuant to the Plan. To the extent that any provision of the DIP Credit Agreements and DIP Orders are of a type that survives repayment of the subject 42 indebtedness, such provisions shall remain in effect notwithstanding satisfaction of the DIP Facility Claims. M. CANCELLATION OF LIENS 89. Except as provided otherwise under the New Debt Documentation or the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all Liens securing any Secured Claim shall be fully released, settled, discharged, and compromised and all rights, titles, and interests of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns, and the Holder of such Secured Claim (and the applicable DIP Agents, First Lien Notes Indenture Trustees, and/or Junior Notes Indenture Trustees for such Holder, and any predecessors to any of the foregoing) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable DIP Agents, First Lien Notes Indenture Trustees, and/or Junior Notes Indenture Trustees for such Holder, and any predecessors to any of the foregoing), and to take such actions as may be reasonably requested by the Reorganized Debtors or the New Debt Agents, New Debt Arrangers, and New Lenders to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases, provided that if any such party does not so execute, deliver, and file or record such releases reasonably promptly upon the reasonable request of the Reorganized Debtors, the Reorganized Debtors are hereby authorized to execute and file or record such releases on such party’s behalf. The applicable DIP Agents, First Lien Notes Indenture Trustees, and/or Junior Notes Indenture Trustees (and any predecessors to any of the foregoing), shall not have any liability for, and are hereby released and exculpated from, any Cause of Action relating to, arising from, or in 43 connection with the release of liens and security interests pursuant to this Confirmation Order. The filing of the Confirmation Order with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. N. PAYMENT OF FEES AND EXPENSES UNDER THE PLAN, DIP ORDERS, AND RESTRUCTURING SUPPORT AGREEMENT 90. On the Effective Date, the Debtors or Reorganized Debtors (as applicable) shall pay all reasonable fees, expenses and disbursements of (i) the DIP Agents, (ii) the First Lien Notes Indenture Trustees, (iii) the Junior Notes Indenture Trustees, (iv) the Ad Hoc Groups (as defined in the Restructuring Support Agreement), (v) the Equity Backstop Parties, (vi) the Debt Backstop Parties, and (vii) the Consenting Noteholders, in each case, that have accrued and are unpaid as of the Effective Date and are required to be paid under or pursuant to the Plan, the DIP Order, the DBA Approval Order, the EBA Approval Order, or the RSA Approval Order, as applicable. O. ISSUANCE OF NEW COMMON EQUITY AND NEW WARRANTS 91. On the Effective Date, Reorganized Hexion shall issue or reserve for issuance all of the New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) and any New Warrants issuable in accordance with the terms of the Plan and as set forth in the Restructuring Transactions Memorandum. The issuance of the New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) and any New Warrants by Reorganized Hexion for distribution pursuant to the Plan is authorized without the need for further corporate action and all of the shares of New Common Equity 44

(including any New Common Equity issuable upon exercise of the New Warrants as of the Effective Date, without regard to any limitations on the exercise of the New Warrants) issued or issuable pursuant to the Plan shall be duly authorized, validly issued, fully paid, and nonassessable, and the New Warrants and the New Warrant Agreement shall be valid and binding obligations of Reorganized Hexion, enforceable in accordance with their terms. P. REGISTRATION RIGHTS AGREEMENT 92. On and as of the Effective Date, Reorganized Hexion shall enter into and deliver the Registration Rights Agreement, in form and substance reasonably acceptable to the Debtors and subject to the Definitive Document Consent Rights, to each Entity that is intended to be a party thereto and such agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each party thereto shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized Hexion. Q. CORPORATE ACTION 93. On and after the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without the need for any further corporate or limited liability company action, or any further action by any stockholders, directors, managers, or members of the Debtors or the Reorganized Debtors, including, to the extent applicable, (a) the adoption of the New Organizational Documents; (b) the selection of the directors, managers, members, and officers for the Reorganized Debtors; (c) the execution of and entry into the Settlement Note, New Debt Documentation, and related documents (including the incurrence of indebtedness, provision of guarantees, and granting of liens contemplated thereby); (d) the issuance of the New Common Equity and New Warrants; (e) the execution of and entry into the New Warrant Agreement and the Registration Rights Agreement; (f) the consummation of the Restructuring Transactions 45 contemplated by the Plan and performance of all actions and transactions contemplated thereby, including, without limitation, any actions and transactions contemplated by the Restructuring Transactions Memorandum; (g) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; and (h) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). On the Effective Date, the appropriate officers, managers, members, stockholders, and boards of directors or managers of the Reorganized Debtors shall be authorized and directed to issue, execute, file, record, and deliver the agreements, documents, securities, deeds, bills of sale, conveyances, releases, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated in this paragraph shall be effective notwithstanding any requirements under any applicable non-bankruptcy law. R. DIRECTORS AND OFFICERS; LIABILITY INSURANCE; INDEMNIFICATION 94. As of the Effective Date, the terms of the current members of the board of managers of Hexion shall expire and, without further order of the Bankruptcy Court or other corporate action by the Debtors or the Reorganized Debtors, the New Board shall be approved. 95. The existing officers of the Debtors as of the Effective Date shall remain in their current capacities as officers of the Reorganized Debtors, subject to the ordinary rights and powers of the New Board to remove or replace them (or to cause them to be removed and replaced) in accordance with the New Organizational Documents and any applicable employment agreements that are assumed pursuant to the Plan, subject to the Definitive Document Consent Rights. 46

96. In accordance with and without altering Article V.H of the Plan, (i) on the Effective Date the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date pursuant to sections 105 and 365(a) of the Bankruptcy Code, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, (ii) confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed; (iii) the Debtors and, after the Effective Date, the Reorganized Debtors shall retain the ability to supplement such D&O Liability Insurance Policies as the Debtors or Reorganized Debtors, as applicable, may deem necessary on terms and at an expense reasonably acceptable to the Consenting Noteholders and the Consenting Sponsors (but only to the extent such supplement relates to, or affects the rights of, the Consenting Sponsors); and (iv) for the avoidance of doubt, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. 97. On or after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect on or prior to the Effective Date, with respect to conduct occurring prior thereto, and all current and former directors, officers, and managers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policies for 47 the full term of such policies regardless of whether such current and former directors, officers, and managers remain in such positions after the Effective Date, all in accordance with the terms and conditions of the D&O Liability Insurance Policies, which shall not be altered. 98. As of the Effective Date, each Reorganized Debtor’s bylaws and other New Organizational Documents shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former managers, directors, officers, equity holders, members, employees, accountants, investment bankers, attorneys, other professionals, or agents of the Debtors and such current and former managers’, directors’, officers’, equity holders’, members’, employees’, accountants’, investment bankers’, attorneys’, other professionals’ and agents’ respective Affiliates at least to the same extent as set forth in the Indemnification Provisions, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. None of the Reorganized Debtors shall amend and/or restate its certificate of incorporation, bylaws, or similar organizational document after the Effective Date to terminate or adversely affect (1) any of the Indemnification Provisions or (2) the rights of such current and former managers, directors, officers, equity holders, members, employees, or agents of the Debtors and such current and former managers’, directors’, officers’ equity holders’, members’, employees’, and agents’ respective Affiliates referred to in the immediately preceding sentence. S. EMPLOYMENT AND BENEFIT ARRANGEMENTS 99. Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, so long as all 48 current and future liabilities associated with such programs have previously been provided or made available to the advisors to the Consenting Noteholders. T. DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS; COMPROMISE AND SETTLEMENT OF CLAIMS, EQUITY INTERESTS, AND CONTROVERSIES 100. Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan (including, for the avoidance of doubt, Article III.C), the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Equity Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or noncontingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim is Allowed; or (3) the Holder of such Claim or Equity Interest has accepted the Plan. This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan. For the avoidance of doubt, nothing in Article IX.A of the Plan or in this paragraph 100 shall affect the rights of Holders of Claims to seek to enforce the Plan, including the distributions to which Holders of Allowed Claims and Interests are entitled under the Plan. 49

101. Subject in all respects to Article III.C of the Plan, in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith resolution and compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise, resolution, or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle any Claims against the Debtors and their Estates in accordance with the terms of the Plan, as well as Claims and Causes of Action against other Entities. U. RELEASES BY THE DEBTORS 102. Article IX.B of the Plan is approved, which provides: Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation 50 thereof), the Debtors’ in- or out-of-court restructuring efforts, any avoidance actions (but excluding avoidance actions brought as counterclaims or defenses to Claims asserted against the debtors), the formulation, preparation, dissemination, negotiation, execution, or filing of the Restructuring Support Agreement, or any transaction contemplated thereby, or any contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Rights Offering, the DIP Facilities, the DIP Credit Agreements, the Debt Backstop Agreement, the Equity Backstop Agreement, the New Debt, the New Debt Documentation, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, any post-Effective Date transaction contemplated by the restructuring, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the indemnification provisions as set forth in the Plan or (b) any individual from any Claim related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, gross negligence, or willful misconduct. 51

103. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release. V. RELEASES BY HOLDERS OF CLAIMS AND EQUITY INTERESTS 104. Article IX.C of the Plan is approved, which provides: Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date (or such later date as provided for in Article III.C of the Plan), to the extent permitted by law, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, the formulation, preparation, dissemination, negotiation, execution, or filing of the Restructuring Support Agreement, or any transaction contemplated thereby, or any contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation 52

Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Rights Offering, the DIP Facilities, the DIP Credit Agreements, the Debt Backstop Agreement, the Equity Backstop Agreement, the New Debt, the New Debt Documentation, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, any post-Effective Date transaction contemplated by the restructuring, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the indemnification provisions as set forth in the Plan, (b) any individual from any claim related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, gross negligence, or willful misconduct, or (c) any Unimpaired Claim unless and until released pursuant to Article III.C of the Plan. Further, nothing in the Plan, the Confirmation Order, or section 1141 of the Bankruptcy Code, will be construed as discharging, releasing or relieving the Reorganized Debtors from any liability imposed under any law or legally valid regulatory provision with respect to the Hexion Inc. Pension Plan. Neither the Pension Benefit Guaranty Corporation nor Hexion Inc. Pension Plan will be enjoined or precluded from enforcing such liability against any party as a result of any provision of the Plan or the Confirmation Order. 53

105. Subject to Article III.C of the Plan, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual on the part of the Releasing Parties; (b) essential to the Confirmation of the Plan; (c) given in exchange for good and valuable consideration provided by the Released Parties; (d) a good-faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to this Third-Party Release. W. EXCULPATION 106. Article IX.D of the Plan is approved, which provides: Notwithstanding anything contained in the Plan to the contrary, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, execution, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any transaction contemplated thereby, or any contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Rights Offering, the DIP Facilities, the DIP Credit Agreements, the Debt Backstop Agreement, 54

the Equity Backstop Agreement, the New Debt, the New Debt Documentation, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or after the Petition Date and on or before the Effective Date related or relating to the foregoing, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, gross negligence, or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the Entities referenced in the Plan in clause (b) of the definition of “Exculpated Parties” in their capacities as such shall be entitled to the foregoing exculpation solely to the extent permitted under section 1125(e) of the Bankruptcy Code. X. INJUNCTION 107. Except as otherwise provided in the Plan or the Confirmation Order (and, for the avoidance of doubt, subject to Article III.C of the Plan), all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Article IX.B of 55 the Plan; (c) have been released pursuant to Article IX.C of the Plan, (d) are subject to exculpation pursuant to Article IX.D of the Plan (but only to the extent of the exculpation provided in Article IX.D of the Plan), or (e) are otherwise discharged, satisfied, stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities that have been compromised or settled against the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property or estate of any entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated Claims, Interests, Causes of Action, or liabilities. Y. ASSUMED CONTRACTS AND ASSUMED LIABILITIES; CURE COST; “ADEQUATE ASSURANCE” 108. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. Except as otherwise agreed by the Debtors and the applicable counterparty or counterparties pursuant to Article V.B of the Plan, the Cure Cost under each Executory Contract or Unexpired Lease shall be as set forth in the Contract/Lease Notice. Notwithstanding anything to the contrary in this Order, any unresolved formal or informal objections to the Cure Cost of any Executory Contract or Unexpired Lease are not overruled and are adjourned indefinitely. 109. On the Effective Date, except as otherwise provided in the Plan, each of the Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court will be deemed assumed as of the Effective Date pursuant to 56 sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (1) identified on the Rejected Executory Contract/Unexpired Lease List (which shall initially be filed with the Bankruptcy Court on the Plan Supplement Filing Date), (2) that is the subject of a separate motion or notice to reject pending as of the Effective Date, or (3) that previously expired or terminated pursuant to its own terms (disregarding any terms the effect of which is invalidated by the Bankruptcy Code). 110. Entry of this Confirmation Order shall constitute an order approving the assumptions or rejections of the Executory Contracts and Unexpired Leases pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date or, as to rejected Executory Contracts and Unexpired Leases, on such later date as may be identified on the Rejected Executory Contract/Unexpired Lease List or other motion or notice to reject, provided that, for the avoidance of doubt, the counterparty to the rejected Unexpired Lease identified on the Rejected Executory Contract/Unexpired Lease List may file a motion to reconsider the foregoing. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease or the execution of any other Restructuring Transaction (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto 57 to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. For the avoidance of doubt, consummation of the Restructuring Transactions shall not be deemed an assignment of any Executory Contract or Unexpired Lease of the Debtors, notwithstanding any change in name, organizational form, or jurisdiction of organization of any Debtor in connection with the occurrence of the Effective Date. 111. Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, subject to the Definitive Document Consent Rights, reserve the right to amend or supplement the Rejected Executory Contract/Unexpired Lease List in their discretion prior to the Effective Date (or such later date as may be permitted by Article V.B or Article V.E of the Plan), provided that the Debtors shall give prompt notice of any such amendment or supplement to any affected counterparty and such counterparty shall have a reasonable opportunity to object thereto on any grounds. Z. PROVISIONS GOVERNING DISTRIBUTIONS 112. The distribution provisions of Article VI of the Plan shall be, and hereby are, approved in their entirety. The Disbursing Agent shall make all Plan Distributions to the appropriate Holders of Allowed Claims in accordance with the terms of the Plan. AA. POST-CONFIRMATION NOTICES, PROFESSIONAL COMPENSATION, AND BAR DATES 1. Notice of Entry of the Confirmation Order and Occurrence of Effective Date. 113. In accordance with Bankruptcy Rules 2002 and 3020(c), within ten (10) Business Days of the date of entry of the Confirmation Order, the Debtors shall serve the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors 58 mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address after conducting a commercially reasonable search therefor. To supplement the notice described in the preceding sentence, within twenty days of the date of the Confirmation Order the Debtors shall submit for publication the Notice of Confirmation once in USA Today and The Wall Street Journal (national edition). Mailing and publication of the Notice of Confirmation in the time and manner set forth in the this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary. 114. The Notice of Confirmation may constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers and may be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. 2. Bar Date for Administrative Expense Claims. 115. The provisions governing the treatment of Allowed Administrative Expense Claims set forth in Article II.A of the Plan are approved in their entirety. 116. All requests for payment of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, the Equity Backstop Premium, the Debt Backstop Premium and the Additional Debt Backstop Premium, claims for fees and expenses payable under the DBA Approval Order, the EBA Approval Order, the RSA Approval Order, or the New Debt Documentation, or U.S. Trustee quarterly fees payable pursuant to Article II.E of the Plan) that accrued on or before the Effective Date that were not otherwise accrued in the ordinary course of business must be filed with the Bankruptcy Court and served on the Debtors no later than the Administrative Claims Bar Date. If a Holder of an Administrative Claim (other than 59

DIP Facility Claims, Cure Costs, Professional Fee Claims, the Equity Backstop Premium, the Debt Backstop Premium and the Additional Debt Backstop Premium, claims for fees and expenses payable under the DBA Approval Order, the EBA Approval Order, the RSA Approval Order, or the New Debt Documentation, or U.S. Trustee quarterly fees payable pursuant to Article II.E of the Plan) that is required to, but does not, file and serve a request for payment of such Administrative Claim by the Administrative Claims Bar Date, such Administrative Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within three months following the filing and service of such request or as otherwise set by the Bankruptcy Court or such an objection is so interposed and the Claim has been Allowed by a Final Order; provided that any Claim filed after entry of a decree closing the Debtors’ Chapter 11 Cases shall not be Allowed unless the Holder of such Claim obtains an order of the Bankruptcy Court allowing such Claim. 3. Professional Compensation. 117. The provisions governing professional compensation set forth in Article II.A.2 of the Plan are approved in their entirety. 4. Rejection Damage Claims. 118. Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Notice and Claims Agent within thirty (30) days after the date of the effectiveness of the rejection of the applicable Executory Contract or Unexpired Lease. Any Proofs of Claim arising from the rejection of the Executory Contracts and Unexpired Leases that are not timely filed shall be subject to disallowance by further order of the Court upon objection on such grounds. All Allowed Claims arising from the rejection of 60 the Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Article III.B of the Plan. BB. EXEMPTIONS FROM SECURITIES LAWS 119. The offering, issuance, and distribution of any Securities, including the New Common Equity (including any New Common Equity issuable upon the exercise of the New Warrants), the New Warrants, and the Rights, in exchange for Claims pursuant to Article III of the Plan or pursuant to the exercise of the Rights or pursuant to the Equity Backstop Premium and the Debt Backstop Premium, shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code. Except as otherwise provided in the Plan or the governing certificates or instruments, any and all such New Common Equity (including any New Common Equity issuable upon exercise of the New Warrants) and New Warrants so issued under the Plan will not be “restricted securities” as that term is defined in the Securities Act and will be freely tradable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments, if any; (b) the restrictions, if any, on the transferability of such Securities and instruments; and (c) any other applicable regulatory approval. 120. The offering, issuance, and distribution of the New Common Equity and New Warrants pursuant to the Equity Backstop Agreement or the Debt Backstop Agreement (excluding payment of the Equity Backstop Premium and the Debt Backstop Premium, if so elected by any Equity Backstop Parties or any Debt Backstop Parties, respectively) shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act 61 pursuant to Section 4(a)(2) of the Securities Act, or any other available exemption from registration under the Securities Act. Such shares of New Common Equity and New Warrants will be “restricted securities” as that term is defined in the Securities Act. 121. Reorganized Hexion and the New Board shall take such steps as may be necessary or appropriate to ensure that the issuance of the New Common Equity under the Plan to any Person who may become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Reorganized Hexion is exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act. CC. EXEMPTIONS FROM CERTAIN TRANSFER TAXES 122. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any U.S. federal, state or local document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate U.S. state or local governmental officials or agents shall forego the collection of any such tax or governmental 62 assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. DD. PRESERVATION OF CAUSES OF ACTION 123. In accordance with section 1123(b) of the Bankruptcy Code, but subject to the releases set forth in Article IV.P and Article IX of the Plan, all Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, whether arising before or after the Petition Date, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any specific Cause of Action as any indication that the Debtors or Reorganized Debtors will not pursue any and all available Causes of Action. The Debtors and Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to any Cause of Action upon, after, or as a consequence of the Confirmation or the occurrence of the Effective Date. 124. Notwithstanding anything herein or in the Plan or any order entered in these Chapter 11 Cases, the Debtors and Reorganized Debtors forever waive, relinquish, and release any and all Causes of Action the Debtors and their Estates had, have, or may have that arise 63 under section 547 of the Bankruptcy Code (and analogous non-bankruptcy law) against any Entity whose Claim is being rendered Unimpaired under the Plan. EE. PROCEDURES FOR RESOLVING CLAIMS AND DISPUTES 125. The procedures for resolving disputed, contingent, and unliquidated Claims contained in Article VII of the Plan shall be, and hereby are, approved in their entirety. FF. OMEGA CHEMICAL SITE POTENTIALLY RESPONSIBLE PARTIES ORGANIZED GROUP OBLIGATIONS 126. Notwithstanding anything to the contrary in the Plan, Disclosure Statement, this Order or the Chapter 11 Cases, in the event that the Debtors, Reorganized Debtors or any of their successors fail to pay any amounts invoiced, billed or assessed against any of the Debtors, Reorganized Debtors or any of their successors, subject to the rights of the Debtors, Reorganized Debtors or any of their successors to dispute such invoices, billings or assessments in good faith as being inaccurate, excessive, inappropriate, unnecessary, unreasonable, or improperly allocated to Debtors, Reorganized Debtors or any of their successors, by the Omega Chemical PRP Group also known as the Omega Chemical Site Potentially Responsible Parties Organized Group (“Omega Group”), or its current or future members (“Omega Members”) under the Omega Chemical Site PRP Group Participation Agreement made as of December 21, 1994, as amended from time to time thereafter (the “Omega Agreement”) that arise from the consent decree entered by the United States District Court for the Central District of California, Western Division in the case entitled United States of America vs. Abex Aerospace Division, et al. Case No. 00-12471-TJH as amended from time to time thereafter (“First Consent Decree”), under which Hexion Chemical Specialty Company, Inc., now known as Hexion, Inc., along with certain other Omega Members assumed certain obligations and liabilities for certain contamination associated with the Omega Chemical Company Superfund Site (“Omega 64

Superfund Site”) as Settling Work Defendants, the Omega Group and its Omega Members may commence and prosecute any action or proceeding under applicable law and in any court or forum of competent jurisdiction to collect and recover any amounts owing by any of the Debtors, Reorganized Debtors or any of their successors that are specifically related to the Omega Superfund Site, whether now due and owing or hereafter becoming due and owing; their rights and remedies to pursue such Claims and to collect any amounts determined to be owing in such action or proceedings shall not be impaired, diminished, reduced, released or otherwise affected by any release, injunction or discharge contained in the Plan or this Order; nor, however, shall Debtors’, Reorganized Debtors’ or their successors’ rights to dispute any such Claims be impaired, diminished, reduced, released or otherwise affected by the foregoing. Further, notwithstanding anything to the contrary in the Plan, Disclosure Statement, this Order or the Chapter 11 Cases, in the event that the United States Environmental Protection Agency (“EPA”) makes future demands or claims upon the Omega Group or any of the Omega Members with respect to future remediation or other future response actions not covered by any consent decrees or consent orders entered into by the Omega Group and its Omega Members with respect to the Omega Superfund Site prior to the date hereof, including the consent decree filed on October 20, 2016 in the case entitled United States of America and State of California, etc. vs. Abex Aerospace, et al. in the United States District Court for the Central District of California Case No. CV 16-2696-GW (Ex) which consent decree was approved in an order entered by that Court on March 31, 2017 (“OU-2 Consent Decree”) relating to certain response actions with respect to regional groundwater contamination associated with the Omega Superfund Site, the Omega Group and its Omega Members may commence and prosecute any action or proceeding under applicable law and in any court or forum of competent jurisdiction against the Debtors, 65

Reorganized Debtors and their successors and their rights and remedies to pursue Claims arising from such future demands or claims and to collect any amounts determined to be owing in such action or proceedings shall not be impaired, diminished, reduced, released or otherwise affected by any release, injunction, or discharge pursuant to the Disclosure Statement, Plan, this Order, or the Chapter 11 Cases; nor, however, shall the Debtors’, the Reorganized Debtors’, or their successors’ rights to dispute any such Claims be impaired, diminished, reduced, released or otherwise affected by the foregoing. Finally, notwithstanding anything to the contrary in the Plan, Disclosure Statement, this Order, or the Chapter 11 Cases, the foregoing described Claims of the Omega Group and its Omega Members against any of the Debtors, Reorganized Debtors and their successors shall not be discharged by this Order or the Chapter 11 Cases, unless and until they have been determined and, to the extent that the Debtors or their successors are deemed liable on account of such Claims, paid in full pursuant to the Plan. GG. U.S. OIL RECOVERY SUPERFUND SITE 127. Nothing in this Order or the Plan discharges or releases Hexion Inc.: (a) from liability, if any, to the Government of the United States, the U.S. Environmental Protection Agency (“EPA”), or any state environmental agency arising out of, or related to, the U.S. Oil Recovery LP and MCC Recycling LLP Site, encompassing approximately 18 acres, located at 400 and 200 North Richey, Pasadena, Texas (the “U.S. Oil Recovery Superfund Site”); or (b) from any current or future obligations of Hexion to any party under that certain US Oil Recovery and MCC Second Amended Participation Agreement dated January 8, 2015. Nothing in the foregoing constitutes an admission of liability on the part of Hexion Inc. Moreover, Hexion Inc. and the Reorganized Debtors, as applicable, reserves all rights and defenses against any and all claims arising out of, or related to, the U.S. Oil Recovery Superfund Site or the US Oil Recovery and MCC Second Amended Participation Agreement. 66

HH. KOCH SULFUR PRODUCTS 128. Notwithstanding anything contained in the Plan or this Order, nothing in the Plan or this Order discharges or releases (i) the rights, duties, liabilities or other obligations of the Debtors arising or existing under applicable non-bankruptcy law, or (ii) any claims or defenses of the Debtors and the Reorganized Debtors, as applicable, or of any other parties, arising or existing under applicable nonbankruptcy law with respect to that certain real property with improvements thereon located generally at 333 Neils Eddy Road in Riegelwood, Columbus County, North Carolina, and any such rights, duties, liabilities or other obligations, and any such claims or defenses, arising or existing under applicable nonbankruptcy law are hereby preserved. II. TEXAS TAX AUTHORITIES 129. Brewster County, McCulloch CAD, Angelina County, Bexar County, Cleveland ISD, Cypress-Fairbanks ISD, Dallas County, Ellis County, Fort Bend Co WCID#02, Fort Bend County, and Harris County (collectively, the “Texas Tax Authorities”) assert that they are the holders of prepetition Claims for 2019 ad valorem real and business personal property taxes. The Debtors or the Reorganized Debtors, as applicable, shall pay all amounts owed to the Texas Tax Authorities in the ordinary course of business no later than January 31, 2020. In the event the Claims are paid after January 31, 2020, regardless of whether the Claims are disputed or undisputed, the Texas Tax Authorities shall receive interest through payment in full at the state statutory rate pursuant to sections 506(b), 511, and 1129 of the Bankruptcy Code. The Texas Tax Authorities shall retain the liens that secure all amounts ultimately owed on their Claims as well as the state law priority of those liens until the Claims are paid in full. In the event that collateral that secures the Claim of one or more of the Texas Tax Authorities is returned to a creditor that is junior to the Texas Tax Authorities, the Debtors or the Reorganized Debtors, as applicable, shall first pay all ad valorem property taxes that are secured by the collateral. 67

JJ. LETTERS OF CREDIT 130. Notwithstanding anything contained in the Plan, no provisions of the Plan or any other provision of this Confirmation Order shall have any effect on or result in any release, change or modification of the claims, rights, abilities and/or protections afforded to any Entity, and/or their respective successors, assigns and affiliates, under any letter of credit issued to that Entity prior to the Petition Date by one or more of the First Lien ABL Lenders, which letters of credit the Debtors acknowledge have been assumed under the DIP Facilities (including any subsequently issued and/or replacement letter of credit, security, or protection related thereto, all of which shall collectively be referred to as the “DIP LOCs”). Pursuant to and upon the entry of this Confirmation Order, any such Entity shall retain all of its claims, rights, abilities and/or protections under its DIP LOC and against the DIP Facilities (collectively, the “Entity’s Rights”). None of the Entity’s Rights shall be released, changed, modified or amended, or deemed to be released, changed, modified or amended, under any provision of the Plan or any other provision of this Confirmation Order. If any DIP LOC is assumed under the New ABL Credit Facility (the “Assumed LOC”), the Entity shall be deemed to have released the DIP LOC and the DIP Facilities from any obligations under the DIP LOC, and the Entity shall retain the same described Entity’s Rights against the Assumed LOC and the New ABL Credit Facility only thereafter. Notwithstanding the foregoing, if any DIP LOC is replaced by a new letter of credit (the “New LOC”) issued under the New ABL Credit Facility or another credit facility: (a) the respective Entity’s Rights that currently exist under such DIP LOC and as set forth in this Confirmation Order shall remain the same with respect to the New LOC; (b) such New LOC shall be in the same amount and under terms and conditions no less protective than the DIP LOC, in each case unless otherwise agreed by the Entity, the beneficiary of such DIP LOC; (c) any Entity’s approval and acceptance of any such New LOC shall be subject to its sole and absolute 68 discretion; and (d) upon the delivery to and the receipt and written acceptance by such Entity of the New LOC, such Entity shall be deemed to have released the DIP LOC and the DIP Facility from any obligations under the DIP LOC. KK. RESERVATION OF RIGHTS IN FAVOR OF THE UNITED STATES AND ANY STATE. 131. Notwithstanding any provision in the Plan, this Confirmation Order or other related Plan documents: Nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-debtor from any right, Claim, liability or Cause of Action of the United States or any State, or impairs the ability of the United States or any State to pursue any Claim, liability, right, defense, or Cause of Action against any Debtor, Reorganized Debtor or non-debtor. Contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with the United States or any State shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All Claims, liabilities, rights, Causes of Action, or defenses of or to the United States or any State shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses, Claims, liabilities, or Causes of Action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Plan or this Confirmation Order shall alter any legal or equitable rights or defenses of the Debtors, the Reorganized Debtors under non-bankruptcy law with respect to any such Claim, liability, or Cause of Action. Without limiting the foregoing, for the avoidance of doubt, nothing 69 shall: (i) require the United States or any State to file any Proofs of Claim or Administrative Claims in the Chapter 11 Cases for any right, Claim, liability, defense, or Cause of Action; (ii) affect or impair the exercise of the United States’ or any State’s police and regulatory powers against the Debtors, the Reorganized Debtors or any non-debtor; (iii) be interpreted to set cure amounts or to require the United States or any State to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) affect or impair the United States’ or any State’s rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States or any State without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (vi) relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law. LL. EFFECTIVENESS OF ALL ACTIONS 132. All actions authorized to be taken pursuant to the Plan shall be effective on, prior to, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or stockholders of the Debtors or Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders. 133. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, the 70

New Debt Documentation, the Settlement Note, the New Organizational Documents, and any other documents, instruments, securities, or agreements, and any amendments or modifications thereto. MM. CONFLICTS 134. To the extent that any provision of the Disclosure Statement, or any order entered prior to Confirmation (for avoidance of doubt, not including the Confirmation Order) referenced in the Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. To the extent that any provision of the Plan conflicts with or is in any way inconsistent with any provision of the Confirmation Order, the Confirmation Order shall govern and control. NN. RESERVATION OF RIGHTS 135. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. OO. TERM OF INJUNCTIONS OR STAYS 136. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. 71

PP. NONSEVERABILITY OF PLAN PROVISIONS UPON CONFIRMATION 137. This Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors and Required Consenting Parties prior to the Effective Date and the Reorganized Debtors after the Effective Date; and (c) nonseverable and mutually dependent. QQ. AUTHORIZATION TO CONSUMMATE 138. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to the satisfaction or waiver (with the consent of the applicable parties and in accordance with Article VIII.B of the Plan) of the conditions precedent to the Effective Date set forth in Article VIII.A of the Plan. RR. EFFECT OF NON-OCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE 139. If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, the Confirmation Order, or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity. 72

SS. RETENTION OF JURISDICTION 140. Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, except to the extent set forth herein and in the Plan, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including those matters set forth in Article X of the Plan. TT. DISSOLUTION OF COMMITTEE 141. The Committee shall dissolve, and the current and former members of the Committee shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, on the Effective Date; provided, that the Committee and its professionals shall have the right to file, prosecute, review, and object to any applications for compensation and reimbursement of expenses filed in accordance with Article II.A.2 of the Plan. UU. FINAL ORDER 142. This Confirmation Order is a Final Order and the period in which an appeal or any motion seeking to stay or alter the effectiveness hereof must be filed shall commence upon entry hereof. VV. WAIVER OF STAY; BINDING EFFECT 143. Any applicable stay of effectiveness provided in Bankruptcy Rules 3020(e), 6004(h), and 7062, Federal Rule of Civil Procedure 62(a), or otherwise, shall not apply to this Confirmation Order and the (a) Confirmation Order shall be effective and enforceable immediately upon entry and (b) subject to the occurrence of the Effective Date, the provisions of the Plan shall be immediately effective and enforceable and deemed binding upon any Holder of a Claim against, or Equity Interest in, the Debtors, and such Holder’s respective successors and assigns (whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan, 73 whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan), all Entities that are party, or subject, to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor counterparties to executory contracts, unexpired leases, and any other prepetition agreements. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order, subject to satisfaction or waiver (with the consent of the applicable parties in accordance with Article VIII.B of the Plan) of the conditions precedent to the Effective Date set forth in Article VIII of the Plan. 74

EXHIBIT A Plan

EXHIBIT B Confirmation Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:	Chapter 11
HEXION HOLDINGS LLC, et al.,[1]	:	Case No. 19-10684 (KG)
Debtors.	:	Jointly Administered
	:	Ref. Docket No. [ ]

NOTICE OF ENTRY OF ORDER CONFIRMING SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF HEXION HOLDINGS LLC AND ITS DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation of the Plan. On [June 24], 2019, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 446] (as modified or amended, the "Plan"), in the Chapter 11 Cases of the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"). Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and the Confirmation Order. This Notice is intended solely to provide notice of the entry of the Confirmation Order and it does not, and shall not be construed to, limit, modify or interpret any of the provisions of the Confirmation Order. The following paragraphs identify some of the provisions of the Confirmation Order for the convenience of creditors; however, creditors should refer to the full text of the Confirmation Order and should not rely upon the summary provided below.

2. Bar Dates.

[1] The Debtors in these cases, along with the last four digits of each Debtor's federal tax identification number, are Hexion Holdings LLC (6842); Hexion LLC (8090); Hexion Inc. (1250); Lawter International Inc. (0818); Hexion CI Holding Company (China) LLC (7441); Hexion Nimbus Inc. (4409); Hexion Nimbus Asset Holdings LLC (4409); Hexion Deer Park LLC (8302); Hexion VAD LLC (6340); Hexion 2 U.S. Finance Corp. (2643); Hexion HSM Holdings LLC (7131); Hexion Investments Inc. (0359); Hexion International Inc. (3048); North American Sugar Industries Incorporated (9735); Cuban-American Mercantile Corporation (9734); The West India Company (2288); and NL Coop Holdings LLC (0696). The address of the Debtors' corporate headquarters is 180 East Broad Street, Columbus, Ohio 43215.

a. Fee Claims. On or prior to forty-five (45) days after the Effective Date, each Retained Professional shall file with the Bankruptcy Court its final fee application seeking final approval of all fees and expenses from the Petition Date through the Effective Date. Objections to any Professional Fee Claim must be filed and served on the Debtors and the requesting party no later than twenty (20) days after such Professional Fee Claim is filed with the Bankruptcy Court. To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Professional Fee Claims. Within ten (10) days after entry of a Final Order with respect to its final fee application, each Retained Professional shall remit any overpayment to the Debtors and the Debtors shall pay any unpaid amounts to each Retained Professional. b. Administrative Claims. All requests for payment of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, the Equity Backstop Premium, the Debt Backstop Premium and the Additional Debt Backstop Premium, or U.S. Trustee quarterly fees payable pursuant to Article II.E of the Plan) that accrued on or before the Effective Date that were not otherwise accrued in the ordinary course of business must be filed with the Bankruptcy Court and served on the Debtors no later than the date that is the 30th day after the Effective Date (the “Administrative Claims Bar Date”). If a Holder of an Administrative Claim (other than DIP Facility Claims, Cure Costs, Professional Fee Claims, the Equity Backstop Premium, the Debt Backstop Premium and the Additional Debt Backstop Premium, or U.S. Trustee quarterly fees payable pursuant to Article II.E of the Plan) that is required to, but does not, file and serve a request for payment of such Administrative Claim by the Administrative Claims Bar Date, such Administrative Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within three months following the filing and service of such request or as otherwise set by the Bankruptcy Court or such an objection is so interposed and the Claim has been Allowed by a Final Order; provided that any Claim filed after entry of a decree closing the Debtors’ Chapter 11 Cases shall not be Allowed unless the Holder of such Claim obtains an order of the Bankruptcy Court allowing such Claim. c. Rejection Damages Claims. Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Notice and Claims Agent within thirty (30) days after the date of the effectiveness of the rejection of the applicable Executory Contract or Unexpired Lease. Any Proofs of Claim arising from the rejection of the Executory Contracts and Unexpired Leases that are not timely filed shall be subject to disallowance by further order of the Court upon objection on such grounds. All Allowed Claims arising from the rejection of the Executory Contracts and Unexpired) Leases shall constitute General Unsecured Claims and shall be treated in accordance with Article III.B of the Plan. 3. Bankruptcy Court Address. For purposes of Filing requests for payment of Administrative Expense Claims and applications for allowance of Professional Fee Claims, the address of the Bankruptcy Court is 824 North Market Street, 5th Floor, Wilmington, Delaware 19801. 2

4. Executory Contracts, Unexpired Leases, Letters of Credit. On the Effective Date of the Plan, the Reorganized Debtors will assume all Executory Contracts and Unexpired Leases of the Debtors, except as set forth in the Plan. On the Effective Date of the Plan, all letters of credit outstanding under the DIP ABL Facility will be assumed under the New ABL Facility. 5. Copies of Confirmation Order. Copies of the Confirmation Order, the Plan, or any pleadings filed in these Chapter 11 Cases may be obtained by (a) visiting the Debtors’ restructuring website at: http://www.omnimgt.com/HexionRestructuring; (b) sending an email to hexion@omnimgt.com; and/or (c) calling the Debtors’ restructuring hotline at +1-888-204-1627 (or +1-818-906-8300 for international calls). The Confirmation Order and the Plan may also be examined by any party in interest during normal business hours at the Office of the Clerk of the Court, United States Bankruptcy Court, 824 Market Street, 5th Floor, Wilmington, Delaware 19801. You may also obtain copies of the Confirmation Order or of any pleadings filed in these Chapter 11 Cases for a fee at: http://www.deb.uscourts.gov. 3

Dated: ___________________ Wilmington, Delaware Mark D. Collins (No. 2981) Michael J. Merchant (No. 3854) Amanda R. Steele (No. 5530) Brendan J. Schlauch (No. 6115) RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801 Telephone: (302) 651-7700 Fax: (302) 651-7701 Email: collins@rlf.com merchant@rlf.com steele@rlf.com schlauch@rlf.com - and - George A. Davis (admitted pro hac vice) Andrew M. Parlen (admitted pro hac vice) Hugh Murtagh (admitted pro hac vice) LATHAM & WATKINS LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 906-1200 Facsimile: (212) 751-4864 Email: george.davis@lw.com andrew.parlen@lw.com hugh.murtagh@lw.com - and - Caroline A. Reckler (admitted pro hac vice) Jason B. Gott (admitted pro hac vice) LATHAM & WATKINS LLP 330 North Wabash Avenue, Suite 2800 Chicago, Illinois 60611 Telephone: (312) 876-7700 Facsimile: (312) 993-9767 Email: caroline.reckler@lw.com jason.gott@lw.com Attorneys for the Debtors and Debtors in Possession